UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 28, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

SECTION 5 - CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

On December 28, 2012, the Board of Directors of Visualant, Inc. (“Visualant” or the “Company”), an industry-leading provider of chromatic-based identification and diagnostic solutions with its ChromaID™ technology, ratified the resignation of Dr. Masahiro Kawahata as an independent director effective as of November 30, 2012. Dr. Kawahata was appointed a Director Emeritus.

On December 28, 2012, the Board ratified the resignation of Yoshitami Arai as an independent director effective as of December 26, 2012. Mr. Arai was appointed a Director Emeritus.

Neither Dr. Kawahata nor Mr. Arai had any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

The Company provided notice to investors of the resignations of Dr. Kawahata and Mr. Arai in (i) the Company’s Preliminary Form 14A that was filed with the SEC on December 28, 2012; (ii) the Company’s Definitive 14A that was filed with the SEC on January 11, 2013; and (iii) the Company’s Definitive 14A that was mailed to shareholders on or about February 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By: /s/ Ron Erickson
Ron Erickson
Chief Executive Officer

September 10, 2013